Exhibit 99.1

News Release

Babcock & Wilcox Acquires FPS

•	Thermal and Renewable Technology Company with Diverse Applications for Hydrogen Combustion and Fuel Conversions

(AKRON, Ohio – February 2, 2022) – Babcock & Wilcox Enterprises, Inc. ("B&W" or the "Company") (NYSE: BW) announced that it has acquired Fossil Power Systems, Inc. (“FPS”), a leading designer and manufacturer of hydrogen, natural gas and renewable pulp and paper combustion equipment including ignitors, plant controls and safety systems based in Dartmouth, Nova Scotia, Canada. The transaction closed February 1, 2022.

“The addition of FPS’s respected products and expertise to our team is another step forward for the strategic growth of B&W’s efficient and environmentally sustainable technologies and solutions,” said Jimmy Morgan, B&W Executive Vice President and Chief Operating Officer. “FPS ignitors and control system capabilities are ideally suited to clean energy applications such as firing hydrogen, which complements the hydrogen generation and combustion technologies in B&W’s ClimateBrightTM suite, including our BrightGenTM hydrogen combustion product and BrightLoopTM hydrogen production technology. FPS also is an industry leader in combustion technologies and controls, as well as coal-to-gas and oil-to-gas fuel conversion projects.”

“FPS is known for its product quality, reliability, and broad range of firing technologies and safety systems that can be customized to customers’ specific requirements and has provided B&W with products for more than three decades,” Morgan added. “It has grown significantly over the last several years, and we will look to continued growth in these product lines as we leverage our combined expertise and relationships around the world for large-scale fuel conversions, hydrogen opportunities, renewable pulp and paper projects, large institutional heating plants and others. FPS also has an installed base of products in more than 70 countries and we look forward to opportunities to further grow this broad aftermarket business. We are pleased to welcome FPS’s strong management team and employees to our team, and work together to expand our portfolio of full-service solutions to our global customers.”

“This acquisition is a natural extension of the long relationship our two companies have had for more than 35 years when B&W began serving as the exclusive supplier of FPS ignitors in the U.S.,” Jonas Hackmann, FPS President, said. “We expect a seamless transition for our customers, suppliers and employees and are excited about working closely with the B&W team to expand our business.”

About Babcock & Wilcox

Headquartered in Akron, Ohio, Babcock & Wilcox is a global leader in energy and environmental technologies and services for the power and industrial markets. Follow us on LinkedIn and learn more at www.babcock.com.

About FPS

Founded in 1981, FPS is a Canadian company and a world leader in the design and manufacture of firing equipment and safety systems for the power generation, pulp and paper and petrochemical industries. With products installed in over 70 countries, FPS has proven experience in complete boiler gas conversions, providing gas burners and ignitors, flame scanners, natural gas piping design/fabrication, burner management systems, and combustion control systems. FPS is based in Dartmouth, Nova Scotia, Canada, and has engineering and sales offices in Edmonton, Alberta and Vancouver, BC, as well as many authorized sales distributors worldwide. Since 1987, FPS has maintained an exclusive marketing agreement with Babcock & Wilcox, for all ignition product sales and service in the U.S.

Forward-Looking Statements

B&W cautions that this release contains forward-looking statements, including, without limitation, statements relating to the acquisition of FPS, as well as the associated growth of our environmentally sustainable technologies and solutions, opportunities for large-scale fuel conversion projects; hydrogen, renewable pulp and paper projects; projects for large institutional heating plants and others; and aftermarket growth. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties, including, among other things, the impact of COVID-19 on the Company; the reaction of customers, suppliers and stockholders to the announcement of the acquisition; risks that the acquisition disrupts current plans and operations of the parties to the transaction; the amount of the costs, fees, expenses and charges related to the acquisition; the capital markets and global economic climate generally; and the other factors specified and set forth under "Risk Factors" in the Company’s periodic reports filed with the Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K and its quarterly reports on Form 10-Q for the quarters ended June 30, 2021 and September 30, 2021. If one or more of these risks or other risks materialize, actual results may vary materially from those expressed. These forward-looking statements are made based upon detailed assumptions and reflect management’s current expectations and beliefs. While the Company believes that these assumptions underlying the forward-looking statements are reasonable, the Company cautions that it is very difficult to predict the impact of known factors, and it is impossible for the Company to anticipate all factors that could affect actual results. We caution readers not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and we undertake no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

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Investor Contact:	Media Contact:
Megan Wilson	Ryan Cornell
Chief Strategy Officer and Senior Vice President, Corporate Development	Public Relations Lead
Babcock & Wilcox	Babcock & Wilcox
704.625.4944 | investors@babcock.com	330.860.1345 | rscornell@babcock.com